As filed with the Securities and Exchange Commission on
                                                    Registration No. 33-
    ____________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           GREY ADVERTISING INC.
    ____________________________________________________________________
           (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                           13-0802840
   ______________________________________             __________________
             (State of Incorporation)                (I.R.S. Employer
                                                     Identification No.)

                777 Third Avenue, New York, New York           10017
             ________________________________________________________
             (Address of Principal Executive Offices)       (Zip Code)

                  Grey Advertising Inc. 1987 Stock Option Plan
            _______________________________________________________
                          (Full Title of the Plan)

                          Steven G. Felsher, Esq.
                         c/o Grey Advertising Inc.
                            777 Third Avenue
                         New York, New York  10017
                              (212) 546-2000
    ____________________________________________________________________
         (Name, Address and Telephone Number, Including Area Code,
                           of Agent For Service)

                                 Copies to:

                          David J. Friedman, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                         New York, New York  10022
                               (212) 735-3000



                      CALCULATION OF REGISTRATION FEE
   ______________________________________________________________________
                                   Proposed       Proposed
        Title of                   Maximum        Maximum
        Securities  Amount         Offering       Aggregate      Amount of
        to be       to be          Price Per      Offering     Registration
        Registered  Registered(1)  Share(2)(3)    Price(1)(3)     Fee(4)
   ______________________________________________________________________
     Common Stock,   35,783          $188.00       $6,727,204   $2,319.73
     par value, $1
      per share
   ______________________________________________________________________

        (1) Reflects, pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the maximum number of shares issuable under the 1987 Stock Option Plan (the "Plan") and such number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.

        (2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices for a share of Common Stock on The Nasdaq Stock Market's National Market as of July 19, 1995.

        (3) Estimated solely for the purpose of calculating the registration fee.

        (4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.
   ______________________________________________________________________


                               EXPLANATORY NOTE

                    The Reoffer Prospectus which is filed as a part of this Registration Statement on Form S-8 has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of shares of the Common Stock of Grey Advertising Inc.
          acquired   pursuant to the exercise of Options under the
          Company's 1987 Stock Option Plan. Such shares are "restricted securities" (as such term is defined in Rule 144(a)(3) of the General Rules and Regulations under the Securities Act of 1933) and were acquired by the Selling Stockholders prior to the filing of this registration statement.



                             REOFFER PROSPECTUS

                           GREY ADVERTISING INC.

                   5,799 SHARES OF COMMON STOCK UNDER THE
                GREY ADVERTISING INC. 1987 STOCK OPTION PLAN

          This Reoffer Prospectus (the "Prospectus") relates to the offering by certain selling stockholders (the "Selling Stockholders") of Grey Advertising Inc. (the "Company"), who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act")), of shares of Common Stock, par value $1 per share (the "Common Stock"), of the Company, which have been acquired by them and are available to be resold by them pursuant to the Company's 1987 Stock Option Plan (the "Plan").

          The distribution of the Common Stock by the Selling
     Stockholders may be effected from time to time, in one or more transactions, at prices related to the prevailing market prices or at negotiated prices.

          The Company will not receive any of the proceeds from the sales of the Common Stock. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

           The Common Stock is listed on The Nasdaq Stock Market's National Market ("Nasdaq").

                            ____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ____________________

            The date of this Reoffer Prospectus is July 21, 1995



                             TABLE OF CONTENTS

                                                                  Page

     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .   2

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . .   3

     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . .   4

     USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .   5

     SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . .   5

     PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .   7

     LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . .   7

                           AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

          The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, relates only to the Common Stock, and does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission, which have been incorporated by reference in the Company's Registration Statement on Form S-8 are also incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 as amended by Form 10-K/A, dated April 27, 1995.

               (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, dated May 12, 1995; and

               (3) A description of the Company's Common Stock is set forth below.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Grey Advertising Inc., Attention:
     Assistant Secretary, 777 Third Avenue, New York, New York 10017. Telephone requests may be directed to (212) 546-2000.

                                  GENERAL

          The Company's principal executive offices are located at 777 Third Avenue, New York, New York 10017 and its telephone number is (212) 546-2000.

          The Common Stock to which this Prospectus relates was issued pursuant to the exercise of options to purchase shares of Common Stock ("Options") granted to eligible key employees (including employee-directors) of the Company and its subsidiaries pursuant to the Plan, adopted by the Board of Directors of the Company (the "Board") on December 2, 1987 and was effective as of December 2, 1987. An amendment to the Plan was adopted by the Board on April 3, 1990 and approved by the shareholders on June 14, 1990 (the "1990 Amendment").

          The Plan originally provided that 100,000 shares of Common Stock be available for future issuance under the Plan, subject to adjustment upon the occurrence of certain events. The 1990 Amendment effected an increase in the number of shares of Common Stock available for future issuance under the Plan to 200,000.
     In connection with the adoption of the Grey Advertising Inc. 1994 Stock Incentive Plan by the stockholders on June 27, 1994, the Plan was terminated and Common Stock previously available for the grant of options under the Plan is no longer available. As of the date hereof, there are Options granted under the plan to purchase 29,984 shares of Common Stock and 5,799 shares of Common Stock have been issued in connection with the exercise of Options.


                         DESCRIPTION OF SECURITIES

          The Company is authorized to issue up to 10,000,000 shares of Common Stock, 2,000,000 shares of Limited Duration Class B Common Stock, par value $1 per share (the "Class B Common Stock"), and 500,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock"). As of June 1, 1995, there were 917,827 shares of Common Stock issued and outstanding and 115,009 shares of Common Stock available for issuance upon exercise of outstanding stock options, 346,751 shares of Common Stock available for issuance upon conversion of Class B Common Stock (including shares of Class B Common Stock issuable upon conversion of convertible debentures) and 25,500 shares of Common Stock available for issuance upon the conversion of outstanding convertible debentures. As of June 1, 1995, there were 321,251 shares of Class B Common Stock and 32,000 shares of Preferred Stock issued and outstanding.

          As more fully described in the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the holders of Common Stock and Class B Common Stock, subject to the preferential rights of the holders of Preferred Stock, are entitled to receive such dividends as may be declared from time to time by the Company's Board of Directors out of funds legally available therefor and to share equally, with the holders of Preferred Stock, in the assets of the Company upon any liquidation, dissolution or winding up of the Company. Holders of Preferred Stock are entitled to cumulative preferential dividends of $.25 per calendar year and a preferential liquidation distribution of $1.00 for each share of Preferred Stock.

          Subject to the rights of the holders of shares of Series I Preferred Stock, the holders of Common Stock are entitled to one vote per share voting as a class with the holders of Preferred Stock and Class B Common Stock, on all matters submitted to stockholders generally. The holders of Class B Common Stock are generally entitled to ten votes per share until April 3, 1996 (unless extended by a vote of the stockholders), when the Class B Common Stock automatically converts into shares of Common Stock and the holders of Preferred Stock are generally entitled to eleven votes per share so long as the Class B Common Stock has not automatically converted into Common Stock and two votes per share thereafter. The holders of Common Stock vote separately as a class with respect to amendments to the Certificate of Incorporation that alter or change the powers, preferences or special rights of the Common Stock to affect them adversely, and with respect to such other matters as may require class votes under the General Corporation Law of the State of Delaware. The holders of Series I Preferred Stock, voting separately as a single class, have the right to elect or remove one-quarter of the Company's Board of Directors, and to approve the merger or consolidation of the Company or sale by it of all or substantially all of its assets. The Certificate of Incorporation currently provides for cumulative voting on all elections of directors. Holders of Common Stock have no conversion, preemptive or subscription rights, and the shares of Common Stock are not subject to redemption. All outstanding shares of Common Stock and all shares of Common Stock offered hereby will be fully paid and non-assessable.

          As set forth in the Certificate of Incorporation, holders of Class B Common Stock have limited transfer rights, although the Class B Common Stock is at all times convertible into Common Stock on a share for share basis. In addition, as described above, the Class B Common Stock is scheduled to convert automatically into Common Stock on April 3, 1996 (unless extended by a vote of stockholders).

          The Certificate of Incorporation and the Company's By-Laws (the "By-Laws") currently contain certain provisions which may have "anti-takeover" effects. The Certificate of Incorporation and By-Laws (a) require the vote of two-thirds of the outstanding stock of the Company and the vote of a majority of the Series I Preferred Stock to approve a merger or consolidation of the Company or the disposition of substantially all of the assets of the Company, (b) divide the Board of Directors into three classes, one class to be elected each year, (c) require cumulative voting in the election of directors, (d) require the vote of four-fifths of the outstanding stock of the Company to permit the stockholders to amend the By-Laws for the purpose of changing the number of directors, (e) provide that in the event a vote of the Board of Directors is tied, the Chairman of the Board shall be entitled to cast an additional vote, (f) permit the holders of the Series I Preferred Stock to vote as a separate class to elect or remove one quarter of the Board of Directors, and (g) require a majority of the outstanding shares of Series I Preferred Stock, voting as a separate class to approve the issuance of additional series of Preferred Stock if the holders of such new shares will be entitled to vote with the holders of Series I Preferred Stock on the election of directors or the merger, consolidation or sale of all or substantially all of the assets of the Company.

          In addition, subject to applicable law, the Board of Directors of the Company may issue, in its sole discretion, additional shares of Common Stock and Preferred Stock without further stockholder action. Preferred Stock may be issued in one or more series and may have such designations, preferences and relative rights, qualifications and limitations as the Board of Directors may fix by resolution or resolutions at the time of issuance. It might be possible for the Board to use its authority to issue Common Stock or Preferred Stock in a way which could deter or impede the completion of a tender offer or other attempt to gain control of the Company which the Board of Directors does not approve. The Company does not have any present plans or commitments to use its authority to effect any such transaction, but reserves the right to take any action in the future which the Board deems to be in the best interests of the Company and its stockholders under the circumstances.

          The foregoing description of the Common Stock is qualified in its entirety by reference to Article Fourth of the Certificate of Incorporation, incorporated herein by reference.

          The Common Stock is listed on The Nasdaq Stock Market's
     National Market and is subject to quotation on the National
     Association of Securities Dealers Automated Quotations System.

                              USE OF PROCEEDS

          All of the shares of Common Stock to which this prospectus relates are being offered by the Selling Stockholders. The
     Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.

                            SELLING STOCKHOLDERS

          The following table sets forth for those Selling Stockholders having beneficial ownership of shares of Common Stock pursuant to the Plan: (i) the name and position of all Selling Stockholders eligible to reoffer and resell Common Stock pursuant to this Prospectus; (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of June 2, 1995; (iii) the number of shares of Common Stock covered by this Prospectus; and (iv) the percentage, if one percent or more, of the Common Stock to be beneficially owned by each Selling Stockholder after completion of this offering, assuming the sale of all shares of Common Stock covered by this Prospectus.

                                                       % OF SHARES
                              SHARES                        BENEFICIALLY
                           BENEFICIALLY                      OWNED AFTER
     NAME AND              OWNED AS OF       SHARES          COMPLETION
     POSITION              JUNE 2, 1995      COVERED         OF OFFERING

     Bell, James              250            100                 *
        Senior Vice
        President

     Boyle, Barbara            66             66                 *
        Vice President

     Capellini, Joseph        134            134                 *
        Vice President

     Deval, William           300            300                 *
        Senior Vice
        President

     Feigin, Barbara        5,326            333                 *
        Executive Vice
        President

     Fox, Jonathan            700            500                 *
        Executive Vice
        President

     Freilicher, David        134            134                 *
        Vice President

     Frisch Kuryk, Judith     100            100                 *
        Vice President

     Giacomino, Robert      1,300            200                 *
        Senior Vice
        President

     Giaimo, Robert           100            100                 *
        Vice President

     Graham, James K.         200            200                 *
        Vice President

     Graham, James D.          66             66                 *
        Vice President

     Haiman, Kurt             100            100                 *
        Vice President

     Hartmann, Christopher    500            134                 *
       Senior Vice President

     Herman, Carol          2,300            500                 *
        Executive Vice
        President

     Kushel, Richard          220            200                 *
        Vice President

     Pugliese, Anthony      1,300            800                 *
        Senior Vice President

     Ravitz, Robert           700            634                 *
        Executive Vice
        President

     Rosenkranz, Eric         166            166                 *
        Senior Vice
        President

     Schoenfein, R.,          166            166                 *
        Estate of

     Weinstock, Milton      1,481            666                 *
        Executive Vice
        President

     Wojciechowski, Casimir   500            200                 *
        Senior Vice
        President
     _____________
       * Less than 1%

          The preceding table lists Selling Stockholders who are eligible to reoffer and resell Common Stock which was acquired upon the exercise of Options granted under the Plan pursuant to this Prospectus, whether or not any of the Selling Stockholders have a present intent to reoffer or resell such shares. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder.

                            PLAN OF DISTRIBUTION

          Any shares of Common Stock being offered hereby will be sold by the Selling Stockholders for their own accounts. The Company will not receive any of the proceeds from such sales of the Common Stock.

          The distribution of the Common Stock by the Selling Stockholders may be effected from time to time, in one or more transactions, at prices related to the prevailing market prices or at negotiated prices. In the event that one or more broker-dealers agrees to sell Common Stock, it may do so by purchasing Common Stock as principals or by selling the Common Stock as agents.

                               LEGAL MATTERS

          Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Skadden, Arps, Slate, Meagher & Flom ("SASM&F"), 919 Third
     Avenue, New York, New York 10022, special counsel to the Company. Mark N. Kaplan is a partner of SASM&F and a director and shareholder of the Company.


                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Securities and Exchange Commission (the "Commission"), by Grey Advertising Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended by Form 10-K/A, dated April 27, 1995.

               (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, dated May 12, 1995.

               (3) A description of the Company's Common Stock is set forth below.

               All documents subsequently filed with the Commission by the Company, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          ITEM 4.   DESCRIPTION OF SECURITIES.

               The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $1 per share (the "Common Stock"), 2,000,000 shares of Limited Duration Class B Common Stock, par value $1 per share (the "Class B Common Stock"), and 500,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock"). As of June 1, 1995, there were 917,827 shares of Common Stock issued and outstanding and 115,009 shares of Common Stock available for issuance upon exercise of outstanding stock options, 346,751 shares of Common Stock available for issuance upon conversion of Class B Common Stock (including shares of Class B Common Stock issuable upon conversion of convertible debentures) and 25,500 shares of Common Stock available for issuance upon the conversion of outstanding convertible debentures. As of June 1, 1995, there were 321,251 shares of Class B Common Stock and 32,000 shares of Preferred Stock issued and outstanding.

               As more fully described in the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the holders of Common Stock and Class B Common Stock, subject to the preferential rights of the holders of Preferred Stock, are entitled to receive such dividends as may be declared from time to time by the Company's Board of Directors out of funds legally available therefor and to share equally, with the holders of Preferred Stock, in the assets of the Company upon any liquidation, dissolution or winding up of the Company. Holders of Preferred Stock are entitled to cumulative preferential dividends of $.25 per calendar year and a preferential liquidation distribution of $1.00 for each share of Preferred Stock.

               Subject to the rights of the holders of shares of Series I Preferred Stock, the holders of Common Stock are entitled to one vote per share voting as a class with the holders of Preferred Stock and Class B Common Stock, on all matters submitted to stockholders generally. The holders of Class B Common Stock are generally entitled to ten votes per share until April 3, 1996 (unless extended by a vote of the stockholders), when the Class B Common Stock automatically converts into shares of Common Stock and the holders of Preferred Stock are generally entitled to eleven votes per share so long as the Class B Common Stock has not automatically converted into Common Stock and two votes per share thereafter. The holders of Common Stock vote separately as a class with respect to amendments to the Certificate of Incorporation that alter or change the powers, preferences or special rights of the Common Stock to affect them adversely, and with respect to such other matters as may require class votes under the General Corporation Law of the State of Delaware (the "DGCL"). The holders of Series I Preferred Stock, voting separately as a single class, have the right to elect or remove one-quarter of the Company's Board of Directors, and to approve the merger or consolidation of the Company or sale by it of all or substantially all of its assets. The Certificate of Incorporation currently provides for cumulative voting on all elections of directors. Holders of Common Stock have no conversion, preemptive or subscription rights, and the shares of Common Stock are not subject to redemption.
          All outstanding shares of Common Stock and all shares of Common Stock offered hereby will be fully paid and non-assessable.

               As set forth in the Certificate of Incorporation, holders of Class B Common Stock have limited transfer rights, although the Class B Common Stock is at all times convertible into Common Stock on a share for share basis. In addition, as described above, the Class B Common Stock is scheduled to convert automatically into Common Stock on April 3, 1996 (unless extended by a vote of stockholders).

               The Certificate of Incorporation and the Company's By-Laws (the "By-Laws") currently contain certain provisions which may have "anti-takeover" effects. The Certificate of Incorporation and By-Laws (a) require the vote of two-thirds of the outstanding stock of the Company and the vote of a majority of the Series I Preferred Stock to approve a merger or consolidation of the Company or the disposition of substantially all of the assets of the Company, (b) divide the Board of Directors into three classes, one class to be elected each year, (c) require cumulative voting in the election of directors, (d) require the vote of four-fifths of the outstanding stock of the Company to permit the stockholders to amend the By-Laws for the purpose of changing the number of directors, (e) provide that in the event a vote of the Board of Directors is tied, the Chairman of the Board shall be entitled to cast an additional vote, (f) permit the holders of the Series I Preferred Stock to vote as a separate class to elect or remove one quarter of the Board of Directors, and (g) require a majority of the outstanding shares of Series I Preferred Stock, voting as a separate class to approve the issuance of additional series of Preferred Stock if the holders of such new shares will be entitled to vote with the holders of Series I Preferred Stock on the election of directors or the merger, consolidation or sale of all or substantially all of the assets of the Company.

               In addition, subject to applicable law, the Board of Directors of the Company may issue, in its sole discretion, additional shares of Common Stock and Preferred Stock without further stockholder action. Preferred Stock may be issued in one or more series and may have such designations, preferences and relative rights, qualifications and limitations as the Board of Directors may fix by resolution or resolutions at the time of issuance. It might be possible for the Board to use its authority to issue Common Stock or Preferred Stock in a way which could deter or impede the completion of a tender offer or other attempt to gain control of the Company which the Board of Directors does not approve. The Company does not have any present plans or commitments to use its authority to effect any such transaction, but reserves the right to take any action in the future which the Board deems to be in the best interests of the Company and its stockholders under the circumstances.

               The foregoing description of the Common Stock is qualified in its entirety by reference to Article Fourth of the Certificate of Incorporation, incorporated herein by reference.

               The Common Stock is listed on The Nasdaq Stock
          Market's National Market and is subject to quotation on the National Association of Securities Dealers Automated Quotations System.

          ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Skadden, Arps, Slate, Meagher & Flom ("SASM&F"), 919 Third Avenue, New York, New York 10022, special counsel to the Company. Mark N. Kaplan is a partner of SASM&F and a director and shareholder of the Company.

          ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Set forth below is a description of certain provisions of the Certificate of Incorporation and the By-Laws and the DGCL, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation and the By-Laws, incorporated herein by reference and the DGCL.

               Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               Section 145 of the DGCL further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that, unless otherwise ordered by a court, indemnification pursuant to Sections 145 (a) and (b) of the DGCL may only be made upon specific authorization after a determination that the person to be indemnified has met the applicable standard of conduct; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such director or officer against such liabilities under Section 145 of the DGCL.

               Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
          (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit.

               Article Eleventh of the Certificate of
          Incorporation, as amended, provides as follows:

               "The Company shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify the members of its Board of Directors, indemnify the officers of the Company and any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters.

               No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eleventh shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to, or have any effect on, the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

               Article Fifth of the By-Laws, as amended, provides as follows:

               "The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify members of the Board and may, if authorized by the Board, indemnify its officers and any and all persons whom it shall have power to indemnify, against any and all expenses, liabilities or other matters."

               In June 1987, the Company entered into an indemnification agreement with each of its directors pursuant to which the Company agreed, among other things, to indemnify to the fullest extent permitted by applicable law and to advance expenses which are to be repaid if it is ultimately determined that indemnification would not be permitted under applicable law.

               The Company currently has in effect a form of liability insurance policy covering directors, officers, employees and agents, whereby, subject to certain deductibles, exclusions and a reimbursement ceiling, the insurer is required to reimburse the Company for any indemnification that may properly be paid to any such person.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

               Certain of the securities that will be reoffered or resold pursuant to this Registration Statement are restricted securities acquired by certain employees of the Company and its subsidiaries under the Company's 1987 Stock Option Plan prior to the filing of this Registration Statement in transactions not involving a public offering which were exempt from registration under
          Section 4(2) of the Securities Act.

          ITEM 8.   EXHIBITS.

               3.1  Restated Certificate of Incorporation of Grey
                    Advertising Inc.   (Incorporated herein by
                    reference to Exhibit 3(a) to the Company's
                    Current Report on Form 8-K, dated April 7,
                    1994, filed with the Commission pursuant to
                    Section 13 of the Exchange Act.)

               3.2 By-Laws of Grey Advertising Inc., as amended. (Incorporated herein by reference to Exhibit
                    3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.)

               5    Opinion of Skadden, Arps, Slate, Meagher &
                    Flom, special counsel to the Company regarding the legality of the Common Stock being registered, dated July 14, 1995.*

               23.1 Consent of Skadden, Arps, Slate, Meagher & Flom
                    to the filing of its opinion are included in
                    Exhibit 5.*

               23.2 Consent of Ernst & Young LLP to the
                    incorporation by reference of its report on the consolidated financial statements included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994, dated July 14, 1995.*

               24   Powers of Attorney are included on the
                    signature page of this registration statement.*

          _____________________

          *    Filed herewith.

          ITEM 9.   REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

                    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         (2)  That, for the purpose of determining
          any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3)  To remove from registration by means
          of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b)  The undersigned registrant hereby
          undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 14th day of July, 1995.

                                        GREY ADVERTISING INC.

                                        By:  /s/ Steven G. Felsher
                                             Steven G. Felsher
                                             Executive Vice President,
                                             Secretary and Treasurer

                              POWER OF ATTORNEY

               KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. Meyer, Mark N. Kaplan and Steven G. Felsher jointly and severally, such person's attorneys-in-fact, each with the full power of substitution, for such person in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or the substitute or substitutes for such attorney-in-fact, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                  Title            Date

          /s/ Edward H. Meyer    Chairman of the Board      July 14, 1995
          ___________________    and President (Principal
              Edward H. Meyer    Executive Officer)

          /s/ Steven G. Felsher Executive Vice President, July 14, 1995 _____________________ Secretary and Treasurer
              Steven G. Felsher  (Principal Financial
                                  Officer)

          /s/ William P. Garvey  Executive Vice President   July 14, 1995
          _____________________  (Principal Accounting
              William P. Garvey  Officer)

          /s/ Mark N. Kaplan     Director                   July 14, 1995
          _____________________
              Mark N. Kaplan

          /s/ O. John C. Shannon Director; President,       July 14, 1995
          ______________________ Grey International
              O. John C. Shannon

          /s/ Richard R. Shinn   Director                   July 14, 1995
          ______________________
              Richard R. Shinn


                               LIST OF EXHIBITS

          Exhibit No.    Description

            3.1          Restated Certificate of Incorporation of
                         Grey Advertising Inc.   (Incorporated
                         herein by reference to Exhibit 3(a) to the Company's Current Report on Form 8-K, dated April 7, 1994, filed with the Commission pursuant to Section 13 of the Exchange Act.)

            3.2          By-Laws of Grey Advertising Inc., as
                         amended.  (Incorporated herein by
                         reference to Exhibit 3.02 to the Company's
                         Annual Report on Form 10-K for the fiscal year ended December 31, 1988.)

            5 Opinion of Skadden, Arps, Slate, Meagher & Flom regarding the legality of the Common Stock being registered, dated July 14, 1995.*

            23.1 Consent of Skadden, Arps, Slate, Meagher & Flom to the filing of its opinion is included in Exhibit 5.*

            23.2 Consent of Ernst & Young LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994, dated July 14, 1995.*

            24           Powers of Attorney are included on the
                         signature page of this Registration Statement.*

          __________________________
          *    Filed herewith.